UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2011

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2011, Brooklyn Federal Bancorp, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (the “NASDAQ Letter One”) stating that the Company is not in compliance with NASDAQ Listing Rule 4250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the year ended September 30, 2010 (the “Form 10-K”) with the Securities and Exchange Commission (“SEC”).  The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.  On the same date, the Company received a letter from The NASDAQ Stock Market (the “NASDAQ Letter Two”) stating that the Company is not in compliance with NASDAQ requirement that securities listed on the NASDAQ Global Market maintain a minimum Market Value of Publicly Held Shares of $5.0 million.

As previously reported by the Company in its Form 12b-25 filed with the SEC on December 27, 2010, filing of the Form 10-K has been delayed due to the resignation of the Company’s independent registered public accounting firm on December 20, 2010.  The Audit Committee of the Board of Directors of the Company has initiated the process of selecting a new registered public accounting firm.

The Company has 60 calendar days from the date of the NASDAQ Letter One to submit a plan to regain compliance, and if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Form 10-K due date, or until June 27, 2011, to regain compliance.  The Company has 180 calendar days from the date of the NASDAQ Letter Two to regain compliance with the minimum Market Value of Publicly Held Stock of $5.0 million.

The Company issued a press release on January 19, 2011, disclosing its receipt of the NASDAQ Letters.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.
DATE: January 19, 2011	By:	/s/ Richard A. Kielty
Richard A. Kielty
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release dated January 19, 2011